UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2017, the Board of Directors (the “Board”) of Snap Interactive, Inc. (the “Company”) increased the size of the Board from seven (7) members to eight (8) members and appointed Michael Jones to the Board, effective November 7, 2017. Mr. Jones will serve as a director until the Company’s 2018 annual meeting of stockholders. Mr. Jones has not been appointed to any Board committees at this time.

Mr. Jones will be entitled to receive a cash fee for his service as a non-employee member of the Board of $60,000 per year. As additional consideration for his service on the Board, the Board awarded Mr. Jones a stock option representing the right to purchase 54,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price equal to $2.00 per share of common stock, which was the fair market value of a share of Common Stock as of the close of market on November 7, 2017. The shares underlying the stock option will vest in three (3) equal thirty-three percent (33%) tranches, with the first tranche vesting on June 13, 2018 (the “First Vesting Date”), the second tranche vesting on the first anniversary of the First Vesting Date, and the third tranche vesting on the second anniversary of the First Vesting Date, provided that Mr. Jones is providing services to the Company on such dates.

Effective immediately upon Mr. Jones’ appointment to the Board, the Company’s advisory services agreement with Fractal Data Mercenary, LLC (“FDM”), an entity controlled by Mr. Jones, was automatically terminated. Pursuant to the advisory services agreement, FDM provided the Company with certain strategic advisory services related to the live video streaming market, with such services terminating upon the appointment of Mr. Jones to the Board.

Other than the foregoing, there are no arrangements or understandings between Mr. Jones and any other persons pursuant to which he was selected as a director. In addition, there are no transactions between the Company and Mr. Jones or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On November 9, 2017, the Company issued a press release announcing, among other things, Mr. Jones’ appointment as a director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 9, 2017, issued by Snap Interactive, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2017

SNAP INTERACTIVE, INC.

	By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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